UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

BancFirst Corporation

(Exact name of Registrant as Specified in Its Charter)

Oklahoma	0-14384	73-1221379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Broadway Ave.
Oklahoma City, Oklahoma		73102-8405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 405 270-1086

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	BANF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2025, BancFirst Corporation (the “Company”) held its annual meeting of shareholders. As of the record date on March 31, 2025, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 33,241,564, of which 29,431,914 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on three proposals: (i) to elect the 17 directors nominated by our Board of Directors; (ii) to ratify the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and (iii) an advisory vote to approve executive compensation. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 3, 2025. At the meeting, the shareholders elected all 17 directors; ratified the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and approved the executive compensation.

The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares

Proposal No. 1-Election of Directors	For	Against	Abstained	Broker Non-Votes

F. Ford Drummond	27,704,426	328,664	62,545	1,336,279
Joseph Ford	27,864,723	214,798	16,114	1,336,279
David R. Harlow	27,796,471	243,337	55,827	1,336,279
Kimberly Ingram	28,051,954	27,567	16,114	1,336,279
Mautra Staley Jones	27,823,644	205,219	66,772	1,336,279
Bill G. Lance	27,872,860	202,433	20,342	1,336,279
Dave R. Lopez	27,724,584	303,644	67,407	1,336,279
William Scott Martin	27,861,846	216,989	16,800	1,336,279
Tom H. McCasland, III	27,755,501	327,665	12,469	1,336,279
David E. Rainbolt	27,794,992	296,959	3,684	1,336,279
Dr. Leslie J. Rainbolt	27,803,540	288,411	3,684	1,336,279
Robin Roberson	27,754,968	318,681	21,986	1,336,279
Darryl W. Schmidt	27,697,356	379,886	18,393	1,336,279
Natalie Shirley	27,832,761	242,529	20,345	1,336,279
Michael K. Wallace	27,751,355	328,269	16,011	1,336,279
Gregory G. Wedel	27,843,528	234,456	17,651	1,336,279
G. Rainey Williams, Jr.	27,710,827	366,518	18,290	1,336,279

Proposal No. 2	For	Against	Abstained	Broker Non-Votes
To ratify the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the fical year ending December 31, 2025	29,367,950	50,049	13,915	—

Proposal No. 3	For	Against	Abstained	Broker Non-Votes
Advisory vote to approve executive compensation	27,886,932	175,829	32,874	1,336,279

Item 7.01 Regulation FD Disclosure.

BancFirst Corporation Announces Declaration of Quarterly Dividend on its Common Stock and an Interest Payment on its BFC Capital Trust II

On May 22, 2025, BancFirst Corporation’s Board of Directors declared a $0.46 per share cash dividend on its common stock. The dividend is payable July 15, 2025, to shareholders of record on June 30, 2025. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable July 15, 2025, to shareholders of record on June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BancFirst Corporation

Date:	May 22, 2025	By:	/s/ Hannah Andrus
Hannah Andrus Executive Vice President Chief Financial Officer